As filed with the Securities and Exchange Commission on June 7, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement

under

the Securities Act of 1933

FIRST DATA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	47-0731996
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

6200 South Quebec Street

Greenwood Village, Colorado 80111

(303) 967-8000

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

First Data Corporation Employee Stock Purchase Plan

(Full title of the Plan)

Michael T. Whealy

Executive Vice President, Chief Administrative Officer,

Secretary and General Counsel

First Data Corporation

10825 Farnam Drive, C-12

Omaha, Nebraska 68154

(402) 777-2000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies To:

Gretchen A. Herron, Esquire

10825 Farnam Drive, C-12

Omaha, Nebraska 68154

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.01	6,000,000	$37.92(1)	$227,520,000	$26,780

(1)	Calculated in accordance with Rule 457(h)(1) and (c) under the Securities Act of 1933, solely for the purpose of computing the registration fee, based upon the average of the high and low sale prices of the common stock, $.01 par value, of First Data Corporation on the New York Stock Exchange on June 1, 2005.
(2)	In addition, this Registration Statement also covers an indeterminate amount of additional securities which may be issued under the above-referenced Plan pursuant to the anti-dilution provisions of the Plan.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents heretofore filed with the Securities and Exchange Commission by First Data Corporation (the “Registrant”) are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

(c)	the description of the common stock, par value $.01 per share, of the Registrant (the “Common Stock”) contained in the Registrant’s Report on Form 8-A (File No. 1-11073) filed March 24, 1992, filed under the Exchange Act.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being herein after referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Certain legal matters with respect to the offering of the shares of Common Stock registered hereby have been passed upon by Gretchen A. Herron, Associate Counsel of the Registrant. Ms. Herron is paid a salary by the Registrant, holds shares and options to purchase shares of Registrant’s Common Stock, and is a participant in various employee benefit plans offered to employees of the Registrant.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

In accordance with the DGCL, the Registrant’s Second Amended and Restated Certificate of Incorporation contains a provision limiting the personal liability of the Registrant’s directors for violations of their fiduciary duty. This provision eliminates each director’s liability to the Registrant or its stockholders for monetary damages, except to the extent permitted by the DGCL (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which the director derived an improper benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

The Registrant’s Second Amended and Restated Certificate of Incorporation provides for indemnification of its directors and officers to the fullest extent permitted under Delaware law. The Registrant’s By-laws provide that the Registrant will indemnify a director or officer for expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with their defense of an action, suit or proceeding if the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Registrant’s best interests and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in actions brought by the Registrant or in its right, the Registrant will not indemnify for judgments, fines or amounts paid in settlement nor will the Registrant indemnify for any expenses if the director or officer is found to be liable to the Registrant unless and only to the extent the court determines that the Registrant should pay for such expenses.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Description of Exhibit
4.1	Registrant’s Second Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 4.1 of the Registrant’s Form S-8 for the First Data Corporation 2002 Long-Term Incentive Plan filed on June 10, 2002, Commission File No. 1-11073).

4.2	Registrant’s By-laws (Incorporated by reference to Exhibit 4.2 of the Registrant’s Form S-8 for the First Data Corporation 2002 Long-Term Incentive Plan filed on June 10, 2002, Commission File No. 1-11073).

5	Opinion and Consent of Gretchen A. Herron, Esq.

15	Letter from Ernst & Young LLP regarding Unaudited Interim Financial Information.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Gretchen A. Herron, Esq. (included in the opinion of Ms. Herron filed as Exhibit 5 hereto).

24	Power of Attorney (included on the signature page).

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1) (i) and (1) (ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on June 7, 2005.

FIRST DATA CORPORATION

By:	/s/ Charles T. Fote
Charles T. Fote
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Michael T. Whealy and Stanley J. Andersen, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or the substitutes or substitute of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Charles T. Fote Charles T. Fote	Chairman, President and Chief Executive Officer (Principal Executive Officer)	June 7, 2005

/s/ Kimberly S. Patmore Kimberly S. Patmore	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 7, 2005

/s/ Jeffrey R. Billat Jeffrey R. Billat	Vice President and Chief Accounting Officer	June 7, 2005

/s/ Daniel P. Burnham Daniel P. Burnham	Director	June 7, 2005

/s/ Alison Davis Alison Davis	Director	June 7, 2005

/s/ Jack M. Greenberg Jack M. Greenberg	Director	June 7, 2005

/s/ Courtney F. Jones Courtney F. Jones	Director	June 7, 2005

/s/ Richard P. Kiphart Richard P. Kiphart	Director	June 7, 2005

/s/ James D. Robinson III James D. Robinson III	Director	June 7, 2005

/s/ Charles T. Russell Charles T. Russell	Director	June 7, 2005

/s/ Bernard L. Schwartz Bernard L. Schwartz	Director	June 7, 2005

/s/ Joan E. Spero Joan E. Spero	Director	June 7, 2005

/s/ Arthur F. Weinbach Arthur F. Weinbach	Director	June 7, 2005

INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
4.1	Registrant’s Second Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 4.1 of the Registrant’s Form S-8 for the First Data Corporation 2002 Long-Term Incentive Plan filed on June 10, 2002, Commission File No. 1-11073).

4.2	Registrant’s By-laws (Incorporated by reference to Exhibit 4.2 of the Registrant’s Form S-8 for the First Data Corporation 2002 Long-Term Incentive Plan filed on June 10, 2002, Commission File No. 1-11073).

5	Opinion and Consent of Gretchen A. Herron, Esq.

15	Letter from Ernst & Young LLP regarding Unaudited Interim Financial Information.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Gretchen A. Herron, Esq. (included in the opinion of Ms. Herron filed as Exhibit 5 hereto).

24	Power of Attorney (included on the signature page).